Exhibit 10.3

CONX CORP.

AMENDED AND RESTATED

2024 DIRECTOR STOCK INCENTIVE PLAN

Section 1.Purpose

The purpose of this Amended and Restated 2024 Director Stock Incentive Plan (as amended from time to time, the “Plan”), is to advance the interests of CONX Corp. (the “Company”) through the motivation, attraction and retention of its directors  of the board of directors of the Company or the board of directors of any Subsidiary of the Company.

Section 2.Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)“Award” shall mean an award granted to a Participant in accordance with the terms of the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock-Based Awards granted under the Plan, or any combination of the foregoing.

(b)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(c)“Board of Directors” shall mean the board of directors of the Company.

(d)“Capital Stock” shall mean any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

(e)“Class A Common Stock” shall mean Class A common stock, $0.0001 par value, of the Company.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)“Committee” shall mean a committee of two or more members of the Board of Directors, appointed by the Board of Directors to administer the Plan in accordance with Section 3 of the Plan. In the event that a Committee has not been appointed by the Board of Directors, the Committee shall consist of the entire Board of Directors.

(h)“Company” shall mean CONX Corp., a Nevada corporation, and any successor entity.

(i)“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j)“Effective Date” has the meaning set forth in Section 10 of the Plan.

(k)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)“Exchange Program” shall mean a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have different exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is changed. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s stockholders.

(m)“Fair Market Value” shall mean, with respect to Shares, (i) the final closing price, as quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other exchange on which the Shares are traded, for the date in question, and in the event the date in question falls on any day on which Shares are not traded, the price shall be the final closing price, as quoted by NASDAQ or any other domestic securities exchange on which the Shares are then listed and traded, on the trading day immediately preceding the date in question or (ii) if the Shares are not listed and traded on a domestic securities exchange on the date in question, (x) the closing sales price of the Shares as quoted on the OTC Markets, or similar quotation system or association, for such day; or (y) if there have been no sales of the Shares on the OTC Markets, or similar quotation system or association, on such day, the average of the highest bid and lowest asked prices for the Shares quoted on the OTC Markets, or similar quotation system or association, at the end of such day; provided, that, in each case of (x) and (y), such prices shall be averaged over twenty (20) consecutive trading days ending on the trading day immediately prior to the day as of which “Fair Market Value” is being determined. If Fair Market Value is in reference to the exercise price of an Option, the grant price of a Stock Appreciation Right or the grant of a purchase right under Section 6(e), the Fair Market Value shall be determined in accordance with (i) or (ii)(x) for the date in question, or the trading day immediately preceding the date in question in the event the date in question falls on any day on which Shares are not traded, and shall not be averaged over a period of days. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

(n)“Option” shall mean a non-statutory stock option to purchase Shares granted under Section 6(a) of the Plan, which is intended to be an option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)“OTC Markets” shall mean the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and Pink Market, or any successor or registered alternative trading system, with the highest daily trading volume for the Shares for such day.

(p)“Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(q)“Participant” shall mean such existing or new directors of the Board of Directors or the board of directors of any Subsidiary of the Company, as shall be determined by the Committee as set forth in Section 3 of the Plan.

(r)“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

(s)“Plan” has the meaning set forth in Section 1 of the Plan.

(t)“Qualified Domestic Relations Order” shall mean a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

(u)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.

(v)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor rule or regulation.

(x)“Shares” shall mean shares of Class A Common Stock or such other securities or property of the Company as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(y)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(z)“Subsidiary” shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

(aa)“Total Disability” shall mean the complete and permanent inability of a Participant to perform such Participant’s duties under the terms of the Participant’s engagement with the Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

Section 3.Administration.

(a)Power and Authority of the Committee.

(i)The Committee. The Plan shall be administered by the Committee.  The Committee may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 3 as it deems appropriate in its sole discretion in accordance with applicable law.  The Committee may allocate among its members and delegate to any individual who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties.  In delegating its authority, the Committee will consider, to the extent Section 16(b) of the Exchange Act and the rules thereunder are then applicable, the extent to which any delegation may cause Awards to fail to meet the requirements of Rules 16(b)-3(d)(1) or 16(b)-3(e) under the Exchange Act.  Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  In any such case, the Board of Directors will have all of the authority and responsibility granted to the Committee herein.

(ii)Power and Authority. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (1) designate Participants; (2) determine the type or types of Awards to be granted to each Participant under the Plan; (3) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (4) determine the terms and conditions of any Award or Award Agreement which may be based on various factors such as length of service and/or performance of the Participant or the Company and/or its Subsidiaries; (5) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units, or other Awards; (6) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (7) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (8) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (10) institute one or more Exchange Programs, including, without limitation, any Exchange Program described in Section 9(b); and (11) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s selection of a Participant to participate in the Plan at any time shall not require the Committee to select such Participant to participate in the Plan at any other time. Unless otherwise expressly provided in the Plan or any applicable Award Agreement, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, shall be entitled to the maximum deference permitted by law and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.Shares Available for Awards.

(a)Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 150,000 Shares (the “Share Reserve”). Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available, out of authorized but unissued, treasury and/or reacquired Shares, the number of Shares to satisfy Awards granted under the Plan.

(b)Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available under Section 4(a) above for granting Awards under the Plan.

(c)Adjustments. The Committee shall adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the vesting, settlement and acceleration of Awards, (iii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award in such manner (if any) determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits under the Plan for any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares; provided, however, that (a) no such adjustment shall be required for (x) any non-extraordinary dividend (or similar transaction) or (y) if the Committee determines that such action would cause an Award to fail to satisfy Section 409A of the Code and (b) the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Notwithstanding any provision of the Plan to the contrary, in the event of a merger, consolidation, combination, or other similar corporate transaction, the Committee may, in its sole discretion, take any action with respect to all or any portion of any or all outstanding Awards, including, without limitation, settling outstanding Awards in exchange for a cash payment equal to such Awards’ positive spread value, if any.

Section 5.Eligibility of Participants.

Awards may be granted under the Plan to Participants as shall be determined by the Committee, in its sole discretion, as set forth in Section 3 of the Plan.

Section 6.Awards.

(a)Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form Award Agreement approved by the Committee.

(i)Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, the exercise price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)Option Term. The term of each Option shall be for a period of ten years from the date of grant of such Option, unless an earlier expiration date shall be stated in the Award Agreement governing the Option or the Option shall cease to be exercisable pursuant to this Section 6. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, if a Participant’s term as a director of the Company shall terminate for any reason other than the Participant’s death or Total Disability, any Option then held by the Participant, to the extent then exercisable under the applicable Award Agreement(s), shall remain exercisable after the termination of the Participant’s director status for a period of three months (but in no event beyond the expiration date of the Option). Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, if the Participant’s director status is terminated because the Participant dies or experiences a Total Disability, any Option then held by the Participant, to the extent then exercisable under the applicable Award Agreement(s), shall remain exercisable after the termination of the Participant’s service for a period of twelve months (but in no event beyond the expiration date of the Option). If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

(iii)Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, any other form of consideration approved by the Company and permitted by applicable law or any combination of the foregoing, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may also permit the holders of Options, in accordance with such procedures as the Committee may, in its sole discretion, establish including those set forth in Section 6(f) hereof, to exercise Options and sell Shares acquired pursuant to brokerage or similar arrangements, and to use the proceeds from such sale as payment of the exercise price of such Options.

(iv)Stockholder Rights of Optionholders. No optionholder shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option prior to the issuance of such Shares upon exercise of the Option.

(v)Six-Month Holding Period. The Shares issued upon the exercise of an Option may not be sold or otherwise disposed of within six months after the date of the grant of the Option.

(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan or any applicable Award Agreement as the Committee shall determine:

(i)Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share underlying an Award of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (the “Restricted Period”). Subject to the restrictions set forth in the applicable Award Agreement, the holder of an Award of Restricted Stock generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Except as otherwise provided in Section 6(f), no Shares underlying an Award of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period. In the case of Restricted Stock Units, no Shares shall be issued until the applicable restrictions associated with such Awards lapse.

(ii)Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee or set forth in an applicable Award Agreement, upon termination of a Participant’s service with the Company during the applicable Restricted Period, all Restricted Stock and all Restricted Stock Units held by such Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units for any reason or purpose. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Following the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units on the delivery date specified in the Award Agreement.

(d)Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the sole discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(e)Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards, including, without limitation, cash awards and Awards based on the performance of the Participant and/or the Company, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares, cash or other property or securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, any other form of consideration approved by the Company and permitted by applicable law or any combination of the foregoing), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(f)General.

(i)No Cash Consideration for Awards. Awards shall be granted for no cash or other consideration or for such minimal cash or other consideration as may be required by applicable law.

(ii)Awards May Be Granted Separately or Together. Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan of the Company or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.

(iii)Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, any other form of consideration approved by the Company and permitted by applicable law or any combination of the foregoing), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Company shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Company of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, if applicable, a certificate, certificates, book entry or book entries representing the number of Shares underlying the Option that have been sold by such broker for the optionee.

(v)Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

(vi)Term of Awards. Unless otherwise expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee, in its sole discretion, in the applicable Award Agreement.

(vii)Stock Certificates or Book Entry. Shares issued pursuant to the Plan may be evidenced in such manner as the Committee may determine in its sole discretion and may be issued in certificated form or issued pursuant to book-entry procedures. Unless otherwise determined by the Committee, any Shares granted under the Plan shall either be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company, or shall be entered into the Company’s records in book entry form, as applicable, and shall be registered in the name of the Participant and bear an appropriate legend or notation referring to the terms, conditions and restrictions applicable to such Shares.

(viii)Restrictions; Securities Listing. All certificates or book entries evidencing Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or applicable rules, regulations and other requirements, including applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates or book entries to make appropriate reference to such restrictions. If the Shares or other securities are traded on NASDAQ or another domestic securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted or otherwise authorized for trading on NASDAQ or such securities exchange to the extent such admission or authorization is then required.

Section 7.Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or an applicable Award Agreement:

(a)Amendments to the Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Company.

(b)Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not materially and adversely amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary of such Award, except as otherwise herein provided (for clarification purposes, in no event shall the consent of the Participant or holder or beneficiary of an Award be required in order for the Committee to effectuate a “lock-up”).

(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to effect the Plan.

Section 8.Taxes.

(a)Income Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) tendering a cash payment, (b) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) delivering to the Company shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

(b)Tax Bonuses. The Committee, in its sole discretion, shall have the authority, at the time of grant of any Award under the Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon the exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its sole discretion to determine the amount of any such tax bonus and which designated Participants, if any, shall receive such tax bonus.

Section 9.General Provisions

(a)No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)Exchange Programs. For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company, could, at the election of the Person holding such Awards, be tendered to the Company for cancellation in exchange for the issuance of Awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section 9(b) will be determined by the Committee in its sole discretion.

(c)Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly issued on behalf of the Company and accepted by such Participant.

(d)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)No Right to Continued Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Company, nor will it affect in any way any right of the Company to terminate such service at any time, with or without cause, or create any obligation on behalf of the Board of Directors to nominate any Participant for re-election to the Board of Directors by the Company’s stockholders.

(f)Section 409A of the Code. The Committee (or its delegate) shall have the sole discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A of the Code. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A of the Code, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A of the Code and shall be interpreted by the Committee in a manner consistent with such intent, as determined in the sole discretion of the Committee. If, notwithstanding the foregoing provisions, any provision of the Plan or any Award Agreement would cause a Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform in its sole discretion such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Committee shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding any other provision contained herein, (i) terms such as “termination of service,” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof, (ii) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award and if an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), (iii) the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment and (iv) each payment made under an Award shall be treated as a separate payment.

(g)Right of Offset. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, repayment obligations under any Awards, or amounts repayable to the Company or its Subsidiaries pursuant to Company programs) that the Participant then owes to the Company or its Subsidiaries and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code.

(h)Forfeiture and Clawback. Notwithstanding any other provision of the Plan or any applicable Award Agreement, a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation or forfeiture upon any breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant. Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Participant.  Notwithstanding any other provisions in the Plan or any applicable Award Agreement, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(i)Stockholder Rights. Except as provided in the Plan or an applicable Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares until the delivery of such Shares. Except as otherwise provided in Section 4(c), no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) for which the record date is before the date the stock certificate is delivered or book entry is made.

(j)No Hedging/Assignability. No Award (or any rights and obligations thereunder) granted under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. All Awards (and any rights thereunder) will be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 9(j) will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

(k)Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(l)Legal Matters. No past, present or future director, officer or employee of the Company will have any liability to any Person (including any Participant) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award.

(m)Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.

(n)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(o)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(p)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(q)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.Effective Date of the Plan.

The Plan was adopted on November 22, 2024 by the Company’s Board of Directors (the “Effective Date”).

Section 11.Term of the Plan.

Unless the Plan shall have been discontinued or terminated as provided in Section 7(a) of the Plan, the Plan shall terminate on December 31st of the year in which the tenth anniversary of the Effective Date occurs. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors to amend the Plan, shall extend beyond the termination of the Plan.